EXECUTION

RECONSTITUTED SERVICING AGREEMENT

THIS RECONSTITUTED SERVICING AGREEMENT (this “Agreement”), entered into as of the 1st day of July, 2006, by and among LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (“LBH” or the “Seller”), COUNTRYWIDE HOME LOANS SERVICING LP, a Texas limited partnership (the “Servicer”), a wholly owned subsidiary of COUNTRYWIDE HOME LOANS, INC., a New York corporation (“Countrywide”), AURORA LOAN SERVICES LLC, as master servicer (the “Master Servicer”), and acknowledged by Citibank, N.A., as trustee (the “Trustee”) under the Trust Agreement (as defined herein, with a copy attached hereto as Exhibit F), recites and provides as follows:

RECITALS

WHEREAS, Lehman Brothers Bank, FSB (the “Bank”) acquired certain fixed rate, conventional, first lien, residential mortgage loans from Countrywide Home Loans, Inc. pursuant to the Flow Seller’s Warranties and Servicing Agreement between the Seller and Countrywide Home Loans, Inc., dated as of June 1, 2004 for Conventional Residential Fixed Rate Mortgage Loans and amended as of January 31, 2006 (“Amendment Reg AB” and collectively hereinafter, the “SWSA”), attached hereto as Exhibit B and such Mortgage Loans are being serviced on behalf of Countrywide Home Loans, Inc. by the Servicer;

WHEREAS, pursuant to an Assignment and Assumption Agreement, dated as of July 1, 2006 (the “Assignment and Assumption Agreement”) annexed as Exhibit C hereto, the Seller acquired from the Bank all of the Bank’s right, title and interest in and to the mortgage loans currently serviced under the SWSA and assumed for the benefit of each of the Servicer and the Bank the rights and obligations of the Bank as owner of such mortgage loans pursuant to the SWSA;

WHEREAS, the Seller has conveyed the mortgage loans identified on Exhibit D hereto (the “Serviced Mortgage Loans”) to Structured Asset Securities Corporation, a Delaware special purpose corporation (“SASCO”), which in turn has conveyed the Serviced Mortgage Loans to the Trustee, pursuant to a trust agreement, dated as of July 1, 2006 (the “Trust Agreement”), among the Trustee, Aurora, as master servicer (“Aurora,” and, together with any successor master servicer appointed pursuant to the provisions of the Trust Agreement, the “Master Servicer”) and SASCO;

WHEREAS, the Serviced Mortgage Loans are currently being serviced by the Servicer pursuant to the SWSA;

WHEREAS, the Seller desires that the Servicer continue to service the Serviced Mortgage Loans, and the Servicer has agreed to do so, subject to the rights of the Seller and the Master Servicer to terminate the rights and obligations of the Servicer hereunder as set forth herein and to the other conditions set forth herein;

WHEREAS, the Seller and the Servicer agree that the provisions of the SWSA shall apply to the Serviced Mortgage Loans, but only to the extent provided herein and that this Agreement shall govern the Serviced Mortgage Loans for so long as such Serviced Mortgage Loans remain subject to the provisions of the Trust Agreement;

WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Serviced Mortgage Loans on behalf of the Trust Fund (or the Trustee on behalf of the Trust Fund), and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Agreement;

WHEREAS, the Seller and the Servicer intend that each of the Master Servicer and the Trustee is an intended third party beneficiary of this Agreement as described in Section 33 of Exhibit A hereunder;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Servicer hereby agree as follows:

AGREEMENT

1.

Definitions. Capitalized terms used and not defined in this Agreement, including Exhibit A hereto and any provisions of the SWSA incorporated by reference herein (regardless of whether such terms are defined in the SWSA), shall have the meanings ascribed to such terms in the Trust Agreement.

2.

Custodianship.  The parties hereto acknowledge that U.S. Bank National Association (the “Custodian”) will act as custodian of the Servicing Files for the Trustee on behalf of the Trust Fund pursuant to a Custodial Agreement, dated July 1, 2006, between the Custodian and the Trustee.

3.

Servicing.  The Servicer agrees, with respect to the Serviced Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the SWSA, except as otherwise provided herein and on Exhibit A hereto, and the parties hereto agree that the provisions of the SWSA, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

4.

Trust Cut-off Date.  The parties hereto acknowledge that by operation of Sections 4.05 and 5.01 of the SWSA, the remittance on August 18, 2006 to the Trust Fund (as defined below) is to include principal due after July 1, 2006 (the “Trust Cut-off Date”) plus interest, at the Mortgage Loan Remittance Rate collected during the related Due Period exclusive of any portion thereof allocable to a period prior to the Trust Cut-off Date, with the adjustments specified in clauses (b), (c) and (d) of Section 5.01 of the SWSA.

5.

Master Servicing; Termination of Servicer.  The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Serviced Mortgage Loans in accordance with the provisions of this Agreement.  The Master Servicer, acting on behalf of the Trustee and the LMT 2006-4 Trust Fund (the “Trust Fund”) created pursuant to the Trust Agreement, shall have the same rights as the Seller under the SWSA to enforce the obligations of the Servicer under the SWSA and the term “Purchaser” as used in the SWSA in connection with any rights of the Purchaser shall refer to the Trust Fund or, as the context requires, the Master Servicer acting in its capacity as agent for the Trust Fund, except as otherwise specified in Exhibit A hereto.  The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, which failure results in an Event of Default as provided in Section 10.01 of the SWSA.  Notwithstanding the foregoing, it is understood that the Servicer shall not be obligated to defend and indemnify and hold harmless the Master Servicer, the Trust Fund, or the Trustee against any losses, damages, penalties, fines, forfeitures, judgments and any related costs including, without limitation, reasonable and necessary legal fees, resulting from (i) actions or inactions of the  Servicer which were taken or omitted upon the instruction or direction of the Master Servicer, the Trust Fund, or the Trustee, or (ii) the failure of the Master Sevicer, the Trust Fund, or the Trustee to perform their obligations under this Agreement.  Notwithstanding anything herein to the contrary, in no event shall the Master Servicer be required to assume any of the obligations of the Seller under the SWSA, and, in connection with the performance of the Master Servicer’s duties hereunder, the parties and other signatories (except the Company) hereto agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability afforded to the Master Servicer under the Trust Agreement.

6.

No Representations.  Neither Countrywide nor the Servicer nor the Master Servicer shall be obligated or required to make any representations and warranties regarding the characteristics of the Serviced Mortgage Loans (other than those representations and warranties made by Countrywide in Section 3.02 of the SWSA as of the date of the sale from Countrywide to the Bank) in connection with this Agreement and the transactions contemplated by the Trust Agreement and issuance of the Certificates issued pursuant thereto.

7.

Notices.  All notices and communications (collectively, “written information”) required to be delivered hereunder between or among the parties hereto (including any third party beneficiary thereof) shall be in writing, may be in the form of electronic mail, and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by electronic mail, when electronic confirmation of receipt by the recipient is received by the sender of such notice.  Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

All written information required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

Aurora Loan Services LLC

10350 Park Meadows Drive

Littleton, Colorado 80124

Attention:  Jerald W. Dreyer

Telephone:  (720) 945-3422

Facsimile:  (720) 945-3123

All remittances required to be made to the Master Servicer under this Agreement shall be made on a scheduled/scheduled basis to the following wire account:

JPMorgan Chase Bank, N.A.

New York, New York

ABA#: 021-000-021

Account Name:

Aurora Loan Services LLC,

Master Servicing Payment Clearing Account

Account Number:  066-611059

Beneficiary:  Aurora Loan Services LLC

For further credit to:  LMT 2006-4

All written information  required to be delivered to the Trustee on behalf of the Trust Fund hereunder shall be delivered to the Trustee at the following address:

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention: Agency & Trust, LMT 2006-4

Telephone:  (212) 816-5827

Facsimile:  (212) 816-5527

All written information required to be delivered to the Seller hereunder shall be delivered to the Seller at the following address:

Lehman Brothers Holdings Inc.

745 7th Avenue, 7th Floor

New York, New York  10019

Attention: Manager, Contract Finance (LMT 2006-4)

Telephone:  (212) 526-7000

Facsimile:  (212) 526-8950

All written information required to be delivered to the Servicer hereunder shall be delivered to its office at the address for notices as set forth in the SWSA.

8.

Acknowledgement.  The Servicer, the Seller, the Trustee on behalf of the Trust Fund and the Master Servicer hereby acknowledge that the rights and obligations of the Bank under the SWSA will be assigned to the Seller on the Closing Date pursuant to the Assignment and Assumption Agreement; that such rights and obligations, as amended by this Agreement will, in turn, be re-assigned by the Seller to SASCO under the Mortgage Loan Sale and Assignment Agreement; and that such rights and obligations will simultaneously be re-assigned by SASCO to the Trust Fund under the Trust Agreement.  In addition, the Trust Fund will make a REMIC election.  The Servicer hereby consents to each such assignment and assumption and acknowledges the Trust Fund’s REMIC election and hereby agrees to service the Mortgage Loans in accordance with this Agreement.

9.

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

10.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

11.

Reconstitution.  The Seller and the Servicer agree that this agreement is a reconstituted agreement executed in connection with a “Pass-Through Transfer,” and that the date hereof is the “Reconstitution Date,” each as defined in the SWSA.

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

Executed as of the day and year first above written.

LEHMAN BROTHERS HOLDINGS INC., as Seller

By: /s/ Michael Hitzmann Name: Michael Hitzmann Title: Authorized Signatory

COUNTRYWIDE HOME LOANS SERVICING LP, as Servicer

By: Countrywide GP, Inc., its General Partner
By: /s/ Kushal Bhakta Name: Kushal Bhakta Title: Authorized Signatory

COUNTRYWIDE HOME LOANS, INC.
By: /s/ Kushal Bhakta Name: Kushal Bhakta Title: First Vice President

AURORA LOAN SERVICES LLC, as Master Servicer

By: /s/ Jerald W. Dreyer Name: Jerald W. Dreyer Title: Vice President
Acknowledged:
CITIBANK, N.A. as Trustee

By: /s/ Karen Schluter Name: Karen Schluter Title: Vice President

EXHIBIT A

MODIFICATIONS TO THE SWSA

1.

Unless otherwise specified herein, any provisions of the SWSA, including definitions, relating to (i) representations and warranties relating to the Mortgage Loans and not relating to the servicing of the Mortgage Loans, (ii) Mortgage Loan repurchase obligations, (iii) Whole Loan and Pass-Through Transfers and Reconstitution, and (iv) Assignments of Mortgage, shall be disregarded for purposes relating to this Agreement.  Sections 2.01, 2.02, 2.03, 3.02, 3.03 and 3.06 of the SWSA, the exhibits to the SWSA and all references to such exhibits shall also be disregarded and shall be redacted from the SWSA before being attached hereto as Exhibit B.

2.

The definition of “Business Day” in Article I is hereby amended by restating clause (ii) of such definition to read as follows:

(ii) a day on which banks and savings and loan institutions in the the State of Colorado, the State of California, the State of Texas or the State of New York are authorized or obligated by law or executive order to be closed.

3.

The definition of “Custodial Agreement” in Article I is hereby amended in its entirety to read as follows:

Custodial Agreement means the agreement relating to the custody of the Mortgage Loans, between the Custodian and the Trustee.

4.

The definition of “Custodian” in Article I is hereby amended in its entirety to read as follows:

Custodian means U.S. Bank National Association and its respective successors in interest, or any successor custodian appointed pursuant to the Custodial Agreement.

5.

The definition of “Eligible Investments” in Article I is hereby amended and restated in its entirety to read as follows:

Eligible Investments:  Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

(i)

direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii)

federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii)

repurchase agreements collateralized by Direct Obligations or securities guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv)

securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the aggregate principal balance of the Mortgage Loans; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

(v)

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(vi)

a Qualified GIC;

(vii)

certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii)

any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating by each Rating Agency of any of the Certificates and has a short term rating of at least “A-1” or its equivalent by each Rating Agency.  Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which the Trustee, the Master Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time; provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

6.

A definition of “Ginnie Mae” is hereby added to Article I to immediately follow the definition of “Freddie Mac,” to read as follows:

Ginnie Mae:  The Government National Mortgage Association, or any successor thereto.

7.

The definition of “Mortgage Loan” is hereby amended and restated in its entirety to read as follows:

Mortgage Loan:  An individual servicing retained Mortgage Loan which has been purchased from the Company by Lehman Brothers Bank, FSB and is subject to this Agreement being identified on the Mortgage Loan Schedule to this Agreement, which Mortgage Loan includes without limitation the Mortgage Loan documents, the monthly reports, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

8.

The definition of “Mortgage Loan Schedule” is hereby amended and restated in its entirety to read as follows:

Mortgage Loan Schedule:  The schedule of Mortgage Loans attached as Exhibit D to this Agreement setting forth certain information with respect to the Mortgage Loans purchased from the Company by Lehman Brothers Bank, FSB pursuant to the SWSA.

9.

The definition of “Qualified Depository” is hereby amended and restated in its entirety to read as follows:

Qualified Depository:  Any of (i) a federal or state-chartered depository institution the accounts of which are insured by the FDIC and whose commercial paper, short-term debt obligations or other short-term deposits are rated at least “A-1+” by Standard & Poor’s if the deposits are to be held in the account for less than 30 days, or whose long-term unsecured debt obligations are rated at least “AA-” by Standard & Poor’s if the deposits are to be held in the account for more than 30 days, or (ii) the corporate trust department of a federal or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity, or (iii) Lehman Brothers Bank, F.S.B., a federal savings bank.

10.

A new definition of “Qualified GIC” is hereby added to Article I to immediately follow the definition of “Qualified Depository,” to read as follows:

Qualified GIC:  A guaranteed investment contract or surety bond providing for the investment of funds in the Custodial Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

(a)

be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

(b)

provide that the Company may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

(c)

provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Company, the Company shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

(d)

provide that the Company’s interest therein shall be transferable to any successor Servicer or the Master Servicer hereunder; and

(e)

provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Custodial Account, as the case may be, not later than the Business Day prior to any Determination Date.

11.

The parties acknowledge that the fourth paragraph of Section 2.02 (Books and Records; Transfers of Mortgage Loans) shall be inapplicable to this Agreement.

12.

The parties acknowledge that Section 2.03 (Delivery of Documents) shall be superseded by the provisions of the Custodial Agreement.

13.

Section 3.01(c) (No Conflicts) is hereby amended by deleting the words “the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser.”

14.

Section 3.01(f) (Ability to Perform) is hereby amended by deleting the second sentence thereof.

15.

Section 3.01(h) (No Consent Required) is hereby amended by deleting the words “or the sale of the Mortgage Loans.”

16.

Section 3.01(i) (Selection Process), Section 3.01(j) (Pool Characteristics), Section 3.01(l) (Sale Treatment), Section 3.01(n) (No Brokers’ Fees) and Section 3.01 (o) (Origination) shall be inapplicable to this Agreement.

17.

Four new paragraphs are hereby added at the end of Section 3.01 (Company Representations and Warranties) to read as follows:

It is understood and agreed that the representations and warranties set forth in Section 3.01 (a) through (h) and (k) are hereby restated as of the Closing Date and shall survive the engagement of the Company to perform the servicing responsibilities hereunder and the delivery of the Servicing Files to the Company and shall inure to the benefit of the Trust Fund (or the Trustee on behalf of the Trust Fund) and the Master Servicer.  Upon discovery by either the Company, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Company to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Trust Fund, the party discovering such breach shall give prompt written notice to the other.

Within 60 days of the earlier of either discovery by or notice to the Company of any breach of a representation or warranty set forth in Section 3.01 which materially and adversely affects the ability of the Company to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Company shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Company shall, at the Master Servicer’s option, assign the Company’s rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor servicer selected by the Master Servicer with the prior consent and approval of the Trustee on behalf of the Trust Fund.  Such assignment shall be made in accordance with Section 12.01.

In addition, the Company shall indemnify (from its own funds) the Trust Fund, (or the Trustee on behalf of the Trust Fund),  and Master Servicer and hold each of them harmless against any costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Company’s representations and warranties contained in this Agreement.  It is understood and agreed that the remedies set forth in this Section 3.01 constitute the sole remedies of the Master Servicer, the Trust Fund (or the Trustee on behalf of the Trust Fund) respecting a breach of the foregoing representations and warranties.

Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Section 3.01 shall accrue upon (i) discovery of such breach by the Company or notice thereof by the Trustee or Master Servicer to the Company, (ii) failure by the Company to cure such breach within the applicable cure period, and (iii) demand upon the Company by the Trustee or the Master Servicer for compliance with this Agreement.

18.

Section 4.01 (Company to Act as Servicer) is hereby amended as follows:

(i)

by deleting the first sentence of the second paragraph of such section and replacing it with the following:

Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Company’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Trust Fund, provided, however, that unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent, the Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan.  Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Trust Fund, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.

(ii)

by adding the following to the end of the second paragraph of such section:

Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Company shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension.  Notwithstanding anything to the contrary contained in this Agreement, the Company shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

19.

Section 4.04 (Establishment of and Deposits to Custodial Account) is hereby amended by replacing the words “in trust for the Purchaser of Conventional Residential Conventional Residential Mortgage Loans, and various Mortgagors” in the fourth and fifth lines of the first sentence of the first paragraph shall be replaced with the following: “in trust for the LMT 2006-4 Trust Fund and various Mortgagors.”

20.

Section 4.05 (Permitted Withdrawals From Custodial Account) is hereby amended by replacing the words from the word “Purchaser” in the sixth line of clause (ii) to the end of such clause (ii) with the following:

the Trust Fund; provided however, that in the event that the Company determines in good faith that any unreimbursed Monthly Advances will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Monthly Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan, the Company may reimburse itself for such amounts from the Custodial Account, it being understood, in the case of any such reimbursement, that the Company’s right thereto shall be prior to the rights of the Trust Fund;

21.

Section 4.06 (Establishment of and Deposits to Escrow Account) is hereby amended by deleting the words “Countrywide Home Loans, Inc., in trust for the Purchaser of Conventional Residential Mortgage Loans and various Mortgagors” in the fourth and fifth lines of the first sentence of the first paragraph, and replacing it with the following words:

Countrywide Home Loans Servicing LP, in trust for Citibank, N.A., as Trustee for Lehman Mortgage Trust, Series 2006-4;

22.

Section 4.15 (Maintenance of LPMI Policy; Claims) is hereby amended by adding the following sentence to the end of paragraph (a):

The Company will notify the Master Servicer or Lehman Brothers Holdings in the event that the LPMI Policy is terminated.

23.

Section 4.16 (Title, Management and Disposition of REO Property) is hereby amended as follows:

(i)

by replacing the reference to “one year” in the seventh line of the third paragraph thereof with “three years;” and

(ii)

by adding two new paragraphs after the third paragraph thereof to read as follows:

In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Company shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Company has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC.  If the Company has received such an extension, then the Company shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”).  If the Company has not received such an extension and the Company is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Trust Fund or if the Company has received such an extension, and the Company is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Company shall, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property’s fair market value or (ii) auction the REO Property to the highest bidder (which may be the Company) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.  The Trustee on behalf of the Trust Fund shall sign any document or take any other action reasonably requested by the Company, which would enable the Company, on behalf of the Trust Fund, to request such grant of extension.

Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used or held by or on behalf of the Trust Fund in such a manner or pursuant to any terms or for a period that would:  (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any REMIC to the imposition of any taxes upon any REMIC in the Trust Fund.

(iii)

by replacing the word “advances” in the sixth line of the fifth paragraph thereof with “Monthly Advances;” and

(iv)

by adding the following to the end of such Section:

Prior to acceptance by the Company of an offer to sell any REO Property, the Company shall notify the Master Servicer of such offer in writing which notification shall set forth all material terms of said offer (each a “Notice of Sale”).  The Master Servicer shall be deemed to have approved the sale of any REO Property unless the Master Servicer notifies the Company in writing, within five (5) days after its receipt of the related Notice of Sale, that it disapproves of the related sale, in which case the Company shall not proceed with such sale.

24.

Section 5.01 (Remittances) is hereby amended by adding the following after the second paragraph of such Section:

All remittances required to be made to the Trust Fund or the Master Servicer, as the Trust Fund’s designee, shall be made to the following wire account or to such other account as may be specified by Trust Fund or the Master Servicer from time to time:

JPMorgan Chase Bank, N.A.

New York, New York

ABA #: 021-000-021

Account Name:

Aurora Loan Services LLC

Master Servicing Payment Clearing Account

Account Number: 066-611059

Beneficiary:  Aurora Loan Services LLC

For further credit to:  Aurora Loan Services, LMT 2006-4

25.

Section 5.02 (Statements to Purchaser) is hereby amended and restated in its entirety to read as follows:

Section 5.02

Statements to Master Servicer.

(a)

The Company shall deliver or cause to be delivered to the Master Servicer on behalf of the Trust Fund executed copies of the custodial and escrow account letter agreements pursuant to Sections 4.04 and 4.06 within 30 days of the Closing Date.

(b)

Not later than the tenth calendar day of each month, the Servicer shall furnish to the Master Servicer an electronic file providing loan level accounting data for the period ending on the last Business Day of the preceding month in the format mutually agreed to between the Company and the Master Servicer.  The information required by Exhibit E-1 and Exhibit E-2 is limited to that which is readily available to the Company and is mutually agreed to by the Company and Master Servicer.

26.

Section 9.01 (Indemnification; Third Party Claims) is hereby amended and restated in its entirety to read as follows:

The Company shall indemnify the Trust Fund (or the Trustee on behalf of the Trust Fund) and the Master Servicer, and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of the Company to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement.  The Company immediately shall notify the Trust Fund, the Master Servicer and the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim.  The Company shall follow any written instructions received from the Trustee on behalf of the Trust Fund in connection with such claim.  The Trustee from the assets of the Trust Fund promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company’s indemnification pursuant to Section 6.02, or the failure of the Company to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement.

The Trust Fund shall indemnify the Company and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and any other costs, fees and expenses that the Company may sustain in any way related to the failure of the Trustee or the Master Servicer to perform its duties in compliance with the terms of this Agreement or the obligations of the Purchaser under this Agreement.

In the event a dispute arises between an indemnified party and the Company with respect to any of the rights and obligations of the parties pursuant to this Agreement and such dispute is adjudicated in a court of law, by an arbitration panel or any other judicial process, then the losing party shall indemnify and reimburse the winning party for all attorney’s fees and other costs and expenses related to the adjudication of said dispute.

27.

Section 9.03 (Limitation on Liability of Company and Others) is hereby amended and restated in its entirety to read as follows:

Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Master Servicer, the Trustee, the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or any such person against any liability that would otherwise be imposed for its disregard for, or failure to perform its obligations and duties under this Agreement, or by reason of any breach of the terms and conditions of this Agreement. The Company and any director, officer, employee or agent of the Company shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Trust Agreement, or the Certificates other than any loss, liability or expense incurred by reason of its disregard for, or failure to perform its obligations and duties hereunder. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Company may, in its sole discretion, undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Company shall be entitled to be reimbursed therefor out of the Custodial Account it maintains as provided by Section 4.05.

28.

Section 10.01 (Events of Default) is hereby amended by:

(a)

changing any reference to “Purchaser” to “Master Servicer on behalf of the Trust Fund”;

(b)

amending subclause (vii) to read as follows: “the Company at any time is neither a Fannie Mae or Freddie Mac approved servicer, and the Master Servicer has not terminated the rights and obligations of the Company under this Agreement and replaced the Company with a Fannie Mae or Freddie Mac approved servicer within 30 days of the absence of such approval; or”.

29.

Section 10.02 (Waiver of Defaults) is hereby amended by changing the reference to “Purchaser” to “Master Servicer on behalf of the Trust Fund”.

30.

Section 11.01 (Termination) is hereby amended by restating subclause (ii) thereof to read as below and adding the following sentence after the first sentence of Section 11.01:

(ii)

mutual consent of the Company and the Master Servicer in writing, provided such termination is also acceptable to the Trustee (on behalf of the Trust Fund) and the Rating Agencies.

At the time of any termination of the Company pursuant to this Section 11.01, the Company shall be entitled to all accrued and unpaid Servicing Fees and unreimbursed Servicing Advances and Monthly Advances; provided, however, in the event of a termination for cause under Sections 10.01 hereof, such unreimbursed amounts shall not be reimbursed to the Company until such amounts are received by the Trust Fund from the related Mortgage Loans.

31.

Section 11.02 (Termination Without Cause) is hereby amended by replacing the word “Purchaser” with “Lehman Brothers Holdings,” in each instance.

32.

Section 12.01 (Successor to Company) is hereby amended and restated in its entirety to read as follows:

Simultaneously with the termination of the Company’s responsibilities and duties under this Agreement pursuant to Sections 9.04, 10.01, 11.01(ii) or 11.02, the Master Servicer shall, in accordance with the provisions of the Trust Agreement (i) succeed to and assume all of the Company’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor meeting the eligibility requirements of this Agreement, and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement with the termination of the Company’s responsibilities, duties and liabilities under this Agreement.  Any successor to the Company that is not at that time a servicer of other mortgage loans for the Trust Fund shall be subject to the approval of the Master Servicer, the Purchaser, the Trustee and each Rating Agency (as such term is defined in the Trust Agreement).  Unless the successor servicer is at that time a servicer of other mortgage loans for the Trust Fund, each Rating Agency must deliver to the Trustee a letter to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates.  In connection with such appointment and assumption, the Master Servicer or the Trust Fund, as applicable, may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Company under this Agreement.  In the event that the Company’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01 and the remedies available to the Trust Fund under Section 3.03 shall be applicable to the Company notwithstanding any such resignation or termination of the Company, or the termination of this Agreement.

Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Company shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination.  The Company shall cooperate with the Trustee and the Master Servicer, as applicable, on behalf of the Trust Fund and such successor in effecting the termination of the Company’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Account or any Escrow Account or thereafter received with respect to the Mortgage Loans.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and the Master Servicer, and the Trustee, on behalf of the Trust Fund, an instrument accepting such appointment, wherein the successor shall make an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Company under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the Company or termination of this Agreement pursuant to Sections 9.04, 10.01, 11.01 or 11.02 shall not affect any claims that (i) the Trust Fund (or the Master Servicer or the Trustee on behalf of the Trust Fund) may have against the Company arising out of the Company’s actions or failure to act, or (ii) the Company may have against the Trust Fund (or the Master Servicer or the Trustee on behalf of the Trust Fund), prior to any such termination or resignation.

The Company shall deliver, within three (3) Business Days of the appointment of a successor Servicer, the funds in the Custodial Account and Escrow Account and all Collateral Files, Credit Files and related documents and statements held by it hereunder to the successor Servicer and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

Upon a successor’s acceptance of appointment as such, the Company shall notify the Trust Fund (or the Trustee or the Master Servicer on behalf of the Trust Fund) of such appointment in accordance with the notice procedures set forth herein.

Except as otherwise provided in this Agreement, all reasonable costs and expenses incurred in connection with any transfer of servicing hereunder (as a result of a termination of the Company for cause pursuant to Section 10.01), including, without limitation, the costs and expenses of the Master Servicer or any other Person in appointing a successor servicer, or of the Master Servicer in assuming the responsibilities of the Company hereunder, or of transferring the Servicing Files and the other necessary data to the successor servicer shall be paid by the terminated Servicer from its own funds without reimbursement. The Trust Fund shall be liable for all costs and expenses incurred in connection with any transfer of servicing hereunder, other than costs and expenses incurred in connection with a transfer of servicing for cause as stated above.

33.

Section 12.02 (Amendment) is hereby amended and restated in its entirety as follows:

Section 12.02 (Amendment)

This Agreement may be amended from time to time by written agreement signed by the Company and Lehman Brothers Holdings Inc., with the written consent of the Master Servicer and the Trustee on behalf of the Trust Fund.

34.

Section 12.04 (Duration of Agreement) is hereby amended by deleting the last sentence thereof.

35.

Section 12.10 (Assignment by Purchaser) is hereby deleted in its entirety.

36.

A new Section 12.12 (Intended Third Party Beneficiaries) is hereby added to read as follows:

Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Master Servicer and the Trustee receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions.  The Company shall have the same obligations to the Master Servicer and the Trustee as if they were parties to this Agreement.  The Master Servicer or Trustee, as applicable, on behalf of the Trust Fund, shall only be entitled to enforce the provisions of this Agreement as such provisions relate to such party’s rights or obligations hereunder.  The Company shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement.  Notwithstanding the foregoing, all rights and obligations of the Master Servicer and the Trustee hereunder (other than the right to indemnification) shall terminate upon termination of the Trust Agreement and of the Trust Fund pursuant to the Trust Agreement.  The parties to this Agreement further agree that the Depositor shall have the right to enforce its rights and shall assume its obligations under the Amendment Reg AB as if the Depositor were a signatory to the Amendment Reg AB.

37.

Section 2(b)(i)(vii) of Amendment Reg AB is hereby amended as follows:  “there are no affiliations or relationships required to be disclosed under Item 1119 between the Company and any of the parties listed on Exhibit G hereto.”

38.

Section 2(c)(iv) of Amendment Reg AB is hereby amended as follows:

The Company shall provide to the Purchaser and any Depositor a description of any affiliation or relationship required to be disclosed under Item 1119 of Regulation AB between the Company and any of the parties listed in Items 1119(a)(1)-(6) of Regulation AB (which parties are listed on Exhibit G hereto) that develops following the closing date of a Securitization Transaction (other than an affiliation or relationship that the Purchaser, the Depositor or any  issuing entity has with any of such parties listed in Items 1119(a)(1)-(6) of Regulation AB) no later than 15 calendar days prior to the date the Depositor is required to file its Form 10-K disclosing such affiliation or relationship.  For purposes of the foregoing, the Company (1) shall be informed in writing by the Depositor (or its designee) on or prior to March 1st of each calendar year as to the parties to the Securitization Transaction with whom affiliations or relations must be disclosed; to the extent that the Company does not receive such notification in any given calendar year, the Company shall be entitled to assume that the parties to the Securitization Transaction are the same as on the most recent previously delivered written notification (or on the closing date, if no such written notification has been delivered), (2) shall not be obligated to disclose any affiliations or relationships that may develop after the closing date for the Securitization Transaction with any parties not identified to the Company pursuant to clause (D) of paragraph (i) of this Section 2(c), and (3) shall be entitled to rely upon any written identification of parties provided by the Depositor, the Purchaser or any master servicer.

39.

Section 2(e)(i)(A) of Amendment Reg AB is hereby amended by replacing the last sentence of such Section with the following:

Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, and shall address each of the Servicing Criteria specified on Exhibit B hereto.

40.

Exhibit B of Amendment Reg AB (Servicing Criteria to be Addressed in Assessment of Compliance) is hereby amended by inserting Exhibit H hereto in its place.

EXHIBIT B

SWSA

Lehman Brothers Bank, FSB,

Purchaser

and

Countrywide Home Loans, Inc.,

Company

______________________________________________

FLOW SELLER’S WARRANTIES AND SERVICING AGREEMENT

Dated as of June 1, 2004

_____________________________________________

Conventional Residential Fixed Rate Mortgage Loans

The following are excerpts of the relevant servicing provisions from the:

FLOW SELLER’S WARRANTIES AND SERVICING AGREEMENT

This is a Flow Seller’s Warranties and Servicing Agreement for conventional residential first lien mortgage loans, dated and effective as of June 1, 2004, and is executed between Lehman Brothers Bank, FSB, as purchaser (the “Purchaser”), and Countrywide Home Loans, Inc., as seller and servicer (the “Company”).

DEFINITIONS

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices:  With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Adjustable Rate Mortgage Loan:  A Mortgage Loan purchased pursuant to this Agreement, the Mortgage Interest Rate of which is adjusted from time to time in accordance with the terms of the related Mortgage Note.

Agreement:  This Flow Seller’s Warranties and Servicing Agreement and all amendments hereof and supplements hereto.

BIF:  The Bank Insurance Fund, or any successor thereto.

Business Day:  Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of New York, Texas, or California are authorized or obligated by law or executive order to be closed.

Closing Date: The date or dates set forth on the related Assignment and Conveyance on which the Purchaser from time to time shall purchase and the Company from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule.

Company:  Countrywide Home Loans Inc., or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

Condemnation Proceeds:  All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Custodial Account:  The separate account or accounts created and maintained pursuant to Section 4.04.

Custodial Agreement: That certain Custodial Agreement, dated as of September 1, 1999 by and between the Purchaser and U.S. Bank Trust National Association, as amended.

Custodian:  The Custodian under the Custodial Agreement, or its successor in interest or assigns or any successor to the Custodian under the Custodial Agreement as provided therein.

Cut-off Date: With respect to each Mortgage Loan in a Mortgage Loan Package, the date set forth on the related Mortgage Loan Schedule.

Determination Date:  The 15th day (or if such 15th day is not a Business Day, the Business Day immediately following such 15th day) of the month of the related Remittance Date.

Due Date:  The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. With respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the month of such Due Date.

Due Period:  With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending in the first day of the month of the Remittance Date.

Eligible Investments:  Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

(i)

direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; and

(ii)

federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated “P-1” by Moody’s Investors Service, Inc. and the long-term debt obligations of such holding company) are rated “P-1” by Moody’s Investors Service, Inc. and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated at least “Aa” by Moody’s Investors Service, Inc.;

(iii)

investments and securities otherwise acceptable to Fannie Mae and Freddie Mac.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

Escrow Account:  The separate account or accounts created and maintained pursuant to Section 4.06.

Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, if applicable, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 10.01.

Fannie Mae:  The Federal National Mortgage Association, or any successor thereto.

Fannie Mae Guides:  The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide and all amendments or additions thereto.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

Freddie Mac:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

Interest Rate Adjustment Date:  With respect to each Adjustable Rate Mortgage Loan, the date as specified in the related Mortgage Note with respect to the initial Interest Rate Adjustment Date, or the related Mortgage Loan Schedule, with respect to subsequent Interest Rate Adjustment Dates.

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS System.

MERS System:  The system of recording transfers of mortgages electronically maintained by MERS.

MIN:  The Mortgage Identification Number for any MERS Mortgage Loan.

Monthly Advance:  The portion of Monthly Payment delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Company pursuant to Section 5.03 on the Business Day immediately preceding the Remittance Date of the related month.

Monthly Payment:  The scheduled monthly payment of principal and interest on a Mortgage Loan.

Mortgage:  The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

Mortgage File:  The items pertaining to a particular Mortgage Loan, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate:  The annual rate of interest borne on a Mortgage Note.

Mortgage Loan:  An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Package:  A pool of Mortgage Loans sold to the Purchaser by the Company on a Closing Date.

Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus (i) the Servicing Fee Rate and (ii) with respect to LPMI Loans, the LPMI Fee.

Mortgage Loan Schedule: With respect to each Mortgage Loan Package, a schedule of Mortgage Loans annexed to the Assignment and Conveyance, with respect to each Mortgage Loan.  With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date:  (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property:  The real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor:  The obligor on a Mortgage Note.

Officer’s Certificate:  A certificate signed by (a) an assistant Vice President or higher ranking officer and (b) by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel who (i) is in fact independent of the Company and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Company or any master servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with the Company or any master servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

Person:  Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

Prepayment Interest Shortfall Amount:  With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such Due Period, the amount of interest (net the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, excluding any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period:  The second day of the month preceding the month in which the related Remittance Date occurs through the first day of the month in which the related Remittance Date occurs.

Purchase Price and Terms Letter:  With respect to each purchase of a Mortgage Loan Package hereunder, that certain letter agreement setting forth the general terms and conditions of such transaction consummated herein and identifying the Mortgage Loans to be purchased hereunder, by and between the Company and the Purchaser.

Purchaser:  Lehman Brothers Bank, FSB or its successor in interest or any successor to the Purchaser under this Agreement as herein provided.

Rating Agency:  Any of Fitch, Moody’s or Standard & Poor’s or their respective successors.

REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Documents:  The document or documents creating and governing the administration of a REMIC.

REMIC Eligible Mortgage Loan:  A Mortgage Loan held by a REMIC which satisfies and/or complies with all applicable REMIC Provisions.

REMIC Provisions:  Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 86OG of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date:  The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month.

REO Disposition:  The final sale by the Company of any REO Property.

REO Disposition Proceeds:  All amounts received with respect to an REO Disposition pursuant to Section 4.16.

REO Property:  A Mortgaged Property acquired by the Company on behalf of the Purchasers through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

Securities Act of 1933 or the 1933 Act:  The Securities Act of 1933, as amended.

Servicing Advances:  All customary, reasonable and necessary “out of pocket” costs and expenses other than Monthly Advances (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property, (d) in connection with the liquidation of a Mortgage Loan, any expenditures relating to the purchase or maintenance of any Superior Lien pursuant to Section 4.21 hereof,  and (e) compliance with the obligations under Section 4.08.

Servicing Fee:  With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05) of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.05.

Servicing Fee Rate:  With respect to each Mortgage Loan and each Mortgage Loan Package, the Servicing Fee Rate set forth in the related Assignment and Conveyance.

Servicing File:  With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents the originals of which are delivered to the Custodian pursuant to Section 2.01.

Servicing LP:  Countrywide Home Loans Servicing LP, or any successor thereto

Servicing Officer:  Any officer of the Company involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

Subservicer:  Any Subservicer which is subservicing the Mortgage Loans pursuant to a Subservicing Agreement. Any subservicer shall meet the qualifications set forth in Section 4.01.

Subservicing Agreement:  An agreement between the Company and a Subservicer for the servicing of the Mortgage Loans.

Underwriting Guidelines:  The applicable underwriting guidelines of the Company attached to the related Assignment and Conveyance.

SECTION 3.05 (B) General Servicing Obligations.

The Company shall sell any REO Property within two years after its acquisition by the REMIC unless (i) the Company applies for an extension of such two-year period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) the Company obtains for the Purchaser an Opinion of Counsel, addressed to the Purchaser and the Company, to the effect that the holding by the REMIC of such REO Property subsequent to such two year period will not result in the imposition of taxes on “prohibited transactions” as defined in Section 860F of the Code or cause the REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) or result in the receipt by the REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the Company shall either itself or through an agent selected by the Company protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Purchaser, rent the same, or any part thereof, as the Company deems to be in the best interest of the Company and the Purchaser for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as “rents from real property” as defined in Section 856(d) of the Code.

(C) Additional Covenants.

In addition to the provision set forth in this Section 3.05, if a REMIC election is made with respect to the arrangement under which any of the Mortgage Loans or REO Properties are held, then, with respect to such Mortgage Loans and/or REO Properties, and notwithstanding the terms of this Agreement, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01 Company to Act as Servicer.

The Company shall service and administer the Mortgage Loans from the related Closing Date and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that the Company shall not make any future advances with respect to a Mortgage Loan and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent and the Company has obtained the prior written consent of the Purchaser) the Company shall not permit any modification of any material term of any Mortgage Loan including any modifications that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 5.03, the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.03. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser’s reliance on the Company.

The Mortgage Loans may be subserviced by the Subservicer on behalf of the Company provided that the Subservicer is a Fannie Mae-approved lender or a Freddie Mac seller/servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers imposed by Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac. The Company may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Company of the Subservicer shall not release the Company from any of its obligations hereunder and the Company shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the Company. The Company shall pay all fees and expenses of the Subservicer from its own funds, and the Subservicer’s fee shall not exceed the Servicing Fee.

At the cost and expense of the Company, without any right of reimbursement from the Custodial Account, the Company shall be entitled to terminate the rights and responsibilities of the Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Company, at the Company’s option, from electing to service the related Mortgage Loans itself. In the event that the Company’s responsibilities and duties under this Agreement are terminated pursuant to Section 9.04, 10.01 or 11.02, and if requested to do so by the Purchaser, the Company shall at its own cost and expense terminate the rights and responsibilities of the Subservicer as soon as is reasonably possible. The Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the Subservicer from the Company’s own funds without reimbursement from the Purchaser.

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Company and the Subservicer or any reference herein to actions taken through the Subservicer or otherwise, the Company shall not be relieved of its obligations to the Purchaser and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Company shall be entitled to enter into an agreement with the Subservicer for indemnification of the Company by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the Subservicer and Company alone, and the Purchaser shall have no rights, obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability of Purchaser to pay the Subservicer’s fees and expenses. For purposes of distributions and advances by the Company pursuant to this Agreement, the Company shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

ARTICE VI

GENERAL SERVICING PROCEDURES

Section 6.03

Servicing Compensation.

As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee shall be payable only at the time of and with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payment. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments collected by the Company.

Additional servicing compensation in the form of assumption fees, late payment charges, and prepayment penalties, shall be retained by the Company. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 6.05

Annual Independent Public Accountants’ Servicing Report.

On or before March 15th of each year beginning March 15, 2004, the Company, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and this Agreement and that such firm is of the opinion that the provisions of Article II and Article IV have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

Section 6.07

Appointment and Designation of Master Servicer.

The Purchaser hereby appoints and designates Aurora Loan Services, Inc. as its master servicer (the “Master Servicer”) for the Mortgage Loans subject to this Agreement.  The Company is hereby authorized and instructed to take any and all instructions with respect to servicing the Mortgage Loans hereunder as if the Master Servicer were the Purchaser hereunder.  The authorization and instruction set forth herein shall remain in effect until such time as the Company shall receive written instruction from the Purchaser that such authorization and instruction is terminated.

ARTICLE IX

THE COMPANY

Section 9.01

Indemnification; Third Party Claims.

The Company shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, and forfeitures, including, but not limited to reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to (a) perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement, and/or (b) comply with applicable law. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company’s indemnification pursuant to Section 3.03, or the failure of the Company to (a) service and administer the Mortgage Loans in strict compliance with the terms of this Agreement, and/or (b) comply with applicable law.

Section 9.02

Merger or Consolidation of the Company.

The Company shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000, (ii) whose deposits are insured by the FDIC through the BIF or the SAIF, and (iii) which is a Fannie Mae and Freddie Mac-approved company in good standing.

Section 9.03

Limitation on Liability of Company and Others.

Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or any such Person against any Breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

Section 9.04

Limitation on Resignation and Assignment by Company.

The Purchaser has entered into this Agreement with the Company and subsequent Purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Company shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a Subservicer) or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Purchaser, which consent shall be granted or withheld in the sole discretion of the Purchaser; provided, however, notwithstanding any of the foregoing or any other provision in this Agreement, the Company may assign its right and obligations hereunder to Servicing LP or any entity that is directly or indirectly owned or controlled by the Company and the Company guarantees the performance by Servicing LP or such entity of all obligations hereunder.

The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company’s responsibilities and obligations hereunder in the manner provided in Section 12.01.

Without in any way limiting the generality of this Section 9.04, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof (to other than a Subservicer) or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party.

ARTICLE X

DEFAULT

Section 10.01

Events of Default.

Each of the following shall constitute an Event of Default on the part of the Company:

(iv)

any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

(v)

failure by the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

(vi)

the Company fails to be in compliance with the “doing business” or licensing laws of any jurisdiction which noncompliance materially and adversely affects the Company’s ability to service the Mortgage Loans in compliance with the terms of this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

(vii)

a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(viii)

the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

(ix)

the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

(x)

the Company ceases to meet the qualifications of Fannie Mae or Freddie Mac lender; or

(xi)

the Company fails to maintain a minimum net worth of $25,000,000; or

(xii)

the Company attempts to assign its right to servicing compensation hereunder or the Company attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof (to other than a Subservicer) in violation of Section 9.04.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company, may terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.  Notwithstanding the foregoing, with respect to the Event of Default delineated in (iii) above, the Purchaser may terminate all the rights and obligations of the Company under this Agreement solely with respect to the Mortgage Loans affected by such Event of Default.

Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01. Upon written request from any Purchaser, the Company shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor’s possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company’s sole expense. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 10.02

Waiver of Defaults.

By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XI

TERMINATION

Section 11.01

Termination.

This Agreement shall terminate upon either: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Company and the Purchaser in writing.

Section 11.02

Termination Without Cause.

The Purchaser may terminate, after providing 30 days’ written notice, at its sole option, any rights the Company may have hereunder, without cause, as provided in this Section 11.02. Any such notice of termination shall be in writing and delivered to the Company by registered mail as provided in Section 12.05.

In the event the Purchaser terminates the Company without cause with respect to some or all of the Mortgage Loans, the Purchaser shall be required to pay to the Company a Termination Fee in an amount equal to 2.00% of the outstanding principal balance of the terminated Mortgage Loans as of the date of such termination.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01

Successor to Company.

Prior to termination of the Company’s responsibilities and duties under this Agreement pursuant to Sections 9.04, 10.01, 11.01 or pursuant to Section 11.02 after the 30 day period has expired, the Purchaser shall, (i) succeed to and assume all of the Company’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) through (iii) of Section 9.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company’s responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01 and 3.02 and the remedies available to the Purchaser under Sections 3.03, 3.04, and 3.06, it being understood and agreed that the provisions of such Sections 3.01, 3.02, 3.03, 3.04, and 3.06 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

Any termination or resignation of the Company or termination of this Agreement pursuant to Section 9.04, 10.01, 11.01 or 11.02 shall not affect any claims that any Purchaser may have against the Company arising out of the Company’s actions or failure to act prior to any such termination or resignation.

The Company shall deliver promptly to the successor servicer the Funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

Upon a successor’s acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.

Section 12.02

Amendment.

This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

Section 12.03

Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 12.04

Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

Section 12.05

Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

(xiii)

if to the Company:

Countrywide Home Loans Inc.,

4500 Park Grenada

Calabasas, CA 91302

Attention:  Celia Coulter

or such other address as may hereafter be furnished to the Purchaser in writing by the Company;

(xiv)

if to Purchaser:

Lehman Brothers Bank, FSB

745 Seventh Avenue, 8th Floor

New York, New York 10019

Attention: Contract Finance

Section 12.06

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.07

Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 12.08

Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

Section 12.10

Assignment by Purchaser.

The Purchaser shall have the right, without the consent of the Company but subject to the limit set forth in Section 2.02 hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by (i) executing an Assignment and Assumption Agreement or (ii) in connection with a Pass-Through Transfer, through any related Reconstitution Agreement or assignment agreement with an affiliate of the Purchaser, a depositor, a trustee or any other appropriate party in such Pass-Through Transfer. Upon such assignment of rights and assumption of obligations, the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans and the Purchaser as assignor shall be released from all obligations hereunder with respect to such Mortgage Loans from and after the date of such assignment and assumption to the extent provided in the Assignment and Assumption Agreement or Reconstitution Agreement or other assignment agreement in a Pass-Through Transfer. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

LEHMAN BROTHERS BANK, FSB

By:

Name:

Title:

COUNTRYWIDE HOME LOANS, INC.

By:

Name:  Celia Coulter

Title:  Executive Vice President

STATE OF NEW YORK

)

) ss.:

COUNTY OF NEW YORK

)

On the __ day of ________, 200_ before me, a Notary Public in and for said State, personally appeared ________, known to me to be Vice President of Lehman Brothers Bank, FSB, the federal savings association that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

STATE OF

)

) ss.:

COUNTY OF

)

On the __ day of _______, 200_ before me, a Notary Public in and for said State, personally appeared __________, known to me to be ______________ of Countrywide Home Loans, Inc. the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

EXECUTION

AMENDMENT REG AB

TO THE FLOW SELLER’S WARRANTIES AND SERVICING AGREEMENT

This is Amendment Reg AB (“Amendment Reg AB”), dated as of January 31, 2006, by and between Lehman Brothers Bank, FSB (the “Purchaser”), and Countrywide Home Loans, Inc. (the “Company”) to that certain Flow Seller’s Warranties and Servicing Agreement dated as of June 1, 2004 (the “Existing Agreement”) by and between the Company and the Purchaser (as amended, modified or supplemented).

W I T N E S S E T H

WHEREAS, the Company and the Purchaser have agreed, subject to the terms and conditions of this Amendment Reg AB that the Existing Agreement be amended to reflect agreed upon revisions to the terms of the Existing Agreement.

Accordingly, the Company and the Purchaser hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Agreement is hereby amended as follows:

1.

Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Existing Agreement.  The Existing Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

Commission:  The United States Securities and Exchange Commission.

Company Information:  As defined in Section 2(g)(i)(A)(1).

Depositor:  The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Qualified Correspondent:  Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied:  (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above; and (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

Reconstitution:  Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreement:  An agreement or agreements entered into by the Company and the Purchaser and/or certain third parties in connection with a Reconstitution with respect to any or all of the Mortgage Loans serviced under the Agreement.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Securities Act:  The Securities Act of 1933, as amended.

Securitization Transaction:  Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered, rated mortgage-backed securities or (2) an issuance of publicly offered, rated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicer:  As defined in Section 2(c)(iii).

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Static Pool Information:  Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

Subservicer:  Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB; provided, for the avoidance of doubt, that the term “Subservicer” shall not include (i) any master servicer, or any special servicer engaged at the request of a Depositor, Purchaser or investor in a Securitization Transaction or (ii) any “back-up servicer” or trustee performing servicing functions on behalf of a Securitization Transaction, in each case so long as such party does not act on behalf of the Company or any Subservicer.

Third-Party Originator:  Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

Whole Loan Transfer:  Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

2.

The Purchaser and the Company agree that the Existing Agreement is hereby amended by adding the following provisions:

(a)

Intent of the Parties; Reasonableness.

The Purchaser and the Company acknowledge and agree that the purpose of Article 2 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  Because  Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act and there are market uncertainties with respect to the disclosure that investors in privately offered securities may request, the parties agree over time to negotiate in good faith with respect to the provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.  The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets or advice of counsel, and agrees to negotiate in good faith with the Purchaser or any Depositor with regard to reasonable requests for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with any Securitization Transaction, the Company shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Company by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

(b)

Additional Representations and Warranties of the Company.

(i)

The Company shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 2(c) and as of the Closing Date of each related Securitization Transaction that, except as disclosed in writing to the Purchaser or such Depositor prior to such date:  (i) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (ii) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (iv) no material changes to the Company’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Company’s financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Company, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(ii)

If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 2(c), the Company shall make reasonable best efforts within five Business Days but in no event later than ten Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (i) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

(c)

Information to Be Provided by the Company.

In connection with any Securitization Transaction the Company shall (1) make reasonable best efforts within five Business Days but in no event later than ten Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing reasonably necessary for compliance with Regulation AB, the information and materials specified in paragraphs (i), (ii), (iii) and (vi) of this Section 2(c), and (2) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor (in writing) the information specified in paragraph (iv) of this Section.

(i)

If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding (x) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent, if applicable), or (y) as applicable, each Third-Party Originator, and (z) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105 (subject to paragraph (b) below), 1110, 1117 and 1119 of Regulation AB.  Such information shall include, at a minimum:

(A)

the originator’s form of organization;

(B)

to the extent material, a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; if material, information regarding the size and composition of the originator’s origination portfolio; and information that may be material to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C)

a description of any material legal or governmental proceedings pending (or known to be contemplated by governmental authorities) against the Company, each Third-Party Originator, if applicable, and each Subservicer; and

(D)

a description of any affiliation or relationship between the Company, each Third-Party Originator, if applicable, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1)

the sponsor;

(2)

the depositor;

(3)

the issuing entity;

(4)

any servicer;

(5)

any trustee;

(6)

any originator;

(7)

any significant obligor;

(8)

any enhancement or support provider; and

(9)

any other material transaction party.

(ii)

If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (a) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent, if applicable), and/or (b) as applicable, each Third-Party Originator.  Such Static Pool Information shall be prepared by the Company (or, if applicable, a Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB.  To the extent that there is reasonably available to the Company (or Third-Party Originator, as applicable) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph.  The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor.  Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool.  The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference.  The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format.

Promptly following notice or discovery of a material error, as determined in the Company’s sole discretion, in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Company shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company’s or, if applicable, Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request.  Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which shall be limited to any Sponsor, any Depositor, any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction or any other party that is reasonably and customarily entitled to receive such statements and letters in a Securitization Transaction at the time of delivery.  Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(iii)

If reasonably requested by the Purchaser or any Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Item 1108 of Regulation AB.  Such information shall include, at a minimum:

(A)

the Servicer’s form of organization;

(B)

a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the reasonable determination of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1)

whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(2)

the extent of outsourcing the Servicer utilizes;

(3)

whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(4)

whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(5)

such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C)

a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D)

information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

(E)

information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F)

a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G)

a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

(H)

information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(iv)

If reasonably requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and Third-Party Originator, if applicable, to) (a) notify the Purchaser and any Depositor in writing of (1) any material litigation or governmental proceedings pending against the Company, any Subservicer or any Third-Party Originator and (2) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (i) of this Section 2(c) (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (b) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

(v)

As a condition to the succession to the Company or any Subservicer as servicer or subservicer under this Agreement or any applicable Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(vi)

In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if reasonably requested by the Purchaser or any Depositor, the Company shall provide such information regarding the performance or servicing of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB; provided that to the extent that any such information requested by the Purchaser or any Depositor is not readily available to the Company, the time for delivery of such information by the Company to the Purchaser or any Depositor shall be such period that does not interfere with the facilitation or preparation of distribution reports in accordance with Item 1121 of Regulation AB.  Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the servicer under this Agreement, commencing with the first such report due not less than ten Business Days following such request or such longer period as provided herein.

(d)

Servicer Compliance Statement.

The Company shall deliver using best reasonable efforts on or before March 1, but in no event later than March 15, of each calendar year, commencing in 2007, to the Purchaser and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company’s servicing activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the servicing provisions of this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its servicing obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

(e)

Report on Assessment of Compliance and Attestation.

(i)

The Company shall using best reasonable efforts on or before March 1, but in no event later than March 15, of each calendar year, commencing in 2007:

(A)

deliver to the Purchaser and any Depositor a report regarding the Company’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, and shall address each of the applicable Servicing Criteria specified on a certification substantially in the form of Exhibit B hereto delivered to the Purchaser concurrently with the execution of this Agreement;

(B)

deliver to the Purchaser and any Depositor a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(C)

cause each Subservicer and each Subcontractor determined by the Company pursuant to Section 2(f)(ii) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB (each, a “Participating Entity”), to deliver to the Purchaser and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section 2(e); and

(D)

if requested in writing by the Purchaser or any Depositor not later than February 1 of the calendar year in which such certification is to be delivered, deliver to the Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit A; PROVIDED THAT SUCH BACK-UP CERTIFICATION DELIVERED BY THE COMPANY SHALL NOT BE FILED AS AN EXHIBIT TO, OR INCLUDED IN, ANY FILING WITH THE COMMISSION UNLESS REQUIRED BY APPLICABLE LAW OR INTERPRETIVE GUIDANCE PROVIDED BY THE COMMISSION OR ITS STAFF.

The Company acknowledges that the party identified in clause (i)(D) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.  Neither the Purchaser nor any Depositor will request delivery of a certification under clause (i)(D) above unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

(ii)

Each assessment of compliance provided by a Subservicer pursuant to Section 2(e)(i)(A) shall address each of the applicable Servicing Criteria specified on a certification substantially in the form of Exhibit B hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment.  An assessment of compliance provided by a Participating Entity pursuant to Section 2(e)(i)(C) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 2(f).

(f)

Use of Subservicers and Subcontractors.

The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (i) of this subsection (f).  The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under this Agreement or any applicable Reconstitution Agreement unless the Company complies with the provisions of paragraph (ii) of this subsection (f).

(i)

It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subservicer.  The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 2(b), 2(c)(iii), 2(c)(v), 2(d) and  2(e) of this Agreement to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Section 2(c)(iv) of this Agreement.  The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 2(d), any assessment of compliance and attestation required to be delivered by such Subservicer under Section 2(e) and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 2(e) as and when required to be delivered.

(ii)

It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor.  The Company shall promptly upon request provide to the Purchaser and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (A) the identity of each such Subcontractor, (B) which (if any) of such Subcontractors are Participating Entities, and (C) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (B) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Section 2(e) of this Agreement to the same extent as if such Subcontractor were the Company.  The Company shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 2(e), in each case as and when required to be delivered.

(g)

Indemnification; Remedies.

(i)

The Company shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(A)(1)

any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided in written or electronic form under this Amendment Reg AB by or on behalf of the Company, or provided under this Amendment Reg AB by or on behalf of any Subservicer, Participating Entity or, if applicable, Third-Party Originator (collectively, the “Company Information”), or (2) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (2) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(B)

any failure by the Company, any Subservicer, any Participating Entity or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Amendment Reg AB, including any failure by the Company to identify pursuant to Section 2(f)(ii) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(C)

any breach by the Company of a representation or warranty set forth in Section 2(b)(i) or in a writing furnished pursuant to Section 2(b)(ii) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 2(b)(ii) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (i)(B) of this Section, the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Company, any Subservicer, any Participating Entity or any Third-Party Originator.

(ii)

(A)

Any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Amendment Regulation AB (including, without limitation, any statement, writing or notification required by a representation or warranty set forth in Section 2), shall, except as provided in clause (B) of this paragraph, if not cured within three (3) Business Days of the Company’s receipt of notice of such failure (or immediately and automatically, without notice or grace period, in the event that such failure will result or has resulted in the Purchaser’s or its affiliated sponsor’s loss of  right, for which the Purchaser or Depositor cannot obtain a waiver from the Commission, to maintain any registration statement relating to securitization transactions of the same type as the Securitization Transactions contemplated hereunder) constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Company; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(B)

Any failure by the Company, any Subservicer or any Participating Entity to deliver any information, report, certification or accountants’ letter when and as required under Section 2(d) or 2(e), including (except as provided below) any failure by the Company to identify pursuant to Section 2(f)(ii) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; provided, however it is understood that the Company shall remain entitled to receive reimbursement for all unreimbursed Monthly Advances and Servicing Advances made by the Company under this Agreement and/or any applicable Reconstitution Agreement.  Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

Neither the Purchaser nor any Depositor shall be entitled to terminate the rights and obligations of the Company pursuant to this subparagraph (ii)(B) if a failure of the Company to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

(C)

The Company shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer.  The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

(iii)

The Purchaser shall indemnify and hold harmless the Company, each affiliate of the Company, any Subservicer, any Participating Entity, and, if applicable, any Third-Party Originator, each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Company, from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(A)

any untrue statement of a material fact contained or alleged to be contained in any offering materials and filings with the Commission related to a Securitization Transaction, including without limitation the registration statement, prospectus and prospectus supplement, and any amendments or supplements to the foregoing (collectively, the “Securitization Materials”), or

(B)

the omission or alleged omission to state in the Securitization Materials a material fact required to be stated in the Securitization Materials or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but, in each case, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is other than the Company Information.

3.

The Company acknowledges that a Subservicer or Subcontractor that performs services with respect to mortgage loans involved in a Securitization Transaction in addition to the Mortgage Loans may be determined by a Depositor to be a Participating Entity on the basis of the aggregate balance of such mortgage loans, without regard to whether such Subservicer or Subcontractor would be a Participating Entity with respect to the Mortgage Loans viewed in isolation.  The Company shall (A) respond as promptly as practicable to any good faith request by the Purchaser or any Depositor for information regarding each Subservicer and each Subcontractor and (B) cause each Subservicer and each Subcontractor with respect to which the Purchaser or any Depositor requests delivery of an assessment of compliance and accountants’ attestation to deliver such within the time required under Section 2(e).  Notwithstanding the foregoing, the liability of the Company with respect to any information, assessment or attestation furnished by or on behalf of a Subservicer or Subcontractor under this Section 3 (where such Subservicer or Subcontractor would not have been deemed to be a Participating Entity based on the Mortgage Loans alone) shall be limited to the ratable liability incurred in respect of such  information, assessment or attestation furnished by or on behalf of a Subservicer or Subcontractor determined based upon the value of the Mortgage Loans as a proportionate share of all mortgage loans included in the related Securitization Transaction for which such Subservicer or Subcontractor performs services.

4.

Notwithstanding any other provision of this Amendment Reg AB, (i) the Company shall seek the consent of the Purchaser for the utilization of all third party service providers, including Subservicers and Subcontractors, when required by and in accordance with the terms of the Existing Agreement and (ii) references to the Purchaser shall be deemed to include any assignees or designees of the Purchaser, such as any Depositor, a master servicer or a trustee.

5.

The Existing Agreement is hereby amended by adding the Exhibits attached hereto as Exhibit A and Exhibit B to the end thereto.  References in this Amendment Reg AB to “this Agreement” or words of similar import (including indirect references to the Agreement) shall be deemed to be references to the Existing Agreement as amended by this Amendment Reg AB.  Except as expressly amended and modified by this Agreement Reg AB, the Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.  In the event of a conflict between this Amendment Reg AB and any other document or agreement, including without limitation the Existing Agreement, this Amendment Reg AB shall control.

6.

This Amendment Reg AB shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

7.

This Amendment Reg AB may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.  This Amendment Reg AB will become effective as of the date first mentioned above.  This Amendment Reg AB shall bind and inure to the benefit of and be enforceable by the Company and the Purchaser and the respective permitted successors and assigns of the Company and the successors and assigns of the Purchaser.  This Amendment Reg AB shall not be assigned, pledged or hypothecated by the Company to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser pursuant to Section 9.04 of the Existing Agreement.  The Existing Agreement as amended by this Amendment Reg AB may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Company subject to Sections 2.02 and 12.10 of the Existing Agreement.

[Signatures Commence on Following Page]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

LEHMAN BROTHERS BANK, FSB

Purchaser

By:____________________________
Name:__________________________
Title:___________________________

COUNTRYWIDE HOME LOANS, INC.

Company

By:____________________________
Name:__________________________
Title:___________________________

EXHIBIT A

FORM OF ANNUAL CERTIFICATION

Re:

The [                   ] agreement dated as of [      ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of Countrywide Home Loans, Inc., certify to [the Depositor][or] [Master Servicer], and [its] officers, with the knowledge and intent that they will rely upon this certification, that:

(1)

I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)

Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)

Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4)

I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5)

The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer].  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

_________________________

By:  ___________________________

Name:

Title:

EXHIBIT B

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the applicable criteria identified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)

 Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF COMPANY] [NAME OF SUBSERVICER]

Date:

_________________________

By:  ___________________________

Name:

Title:

Exhibit C

ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT D

SCHEDULE OF SERVICED MORTGAGE LOANS

To be retained in a separate closing binder entitled “LMT 2006-4 Mortgage Loan Schedules” at McKee Nelson LLP

EXHIBIT E-1

FORM OF MONTHLY REMITTANCE ADVICE

FIELD NAME

DESCRIPTION

FORMAT

INVNUM

INVESTOR LOAN NUMBER

Number no decimals

SERVNUM

SERVICER LOAN NUMBER, REQUIRED

Number no decimals

BEGSCHEDBAL

BEGINNING SCHEDULED BALANCE FOR SCHED/SCHED

Number two decimals

BEGINNING TRAIL BALANCE FOR ACTUAL/ACTUAL,

REQUIRED

SCHEDPRIN

SCHEDULED PRINCIPAL AMOUNT FOR SCHEDULED/SCHEDULED

Number two decimals

ACTUAL PRINCIPAL COLLECTED FOR ACTUAL/ACTUAL,

REQUIRED, .00 IF NO COLLECTIONS

CURT1

CURTAILMENT 1 AMOUNT, .00 IF NOT APPLICABLE

Number two decimals

CURT1DATE

CURTAILMENT 1 DATE, BLANK IF NOT APPLICABLE

DD-MMM-YY

CURT1ADJ

CURTAILMENT 1 ADJUSTMENT, .00 IF NOT APPLICABLE

Number two decimals

CURT2

CURTAILMENT 2 AMOUNT, .00 IF NOT APPLICABLE

Number two decimals

CURT2DATE

CURTAILMENT 2 DATE, BLANK IF NOT APPLICABLE

DD-MMM-YY

CURT2ADJ

CURTAILMENT 2 ADJUSTMENT, .00 IF NOT APPLICABLE

Number two decimals

LIQPRIN

PAYOFF, LIQUIDATION PRINCIPAL, .00 IF NOT APPLICABLE

Number two decimals

OTHPRIN

OTHER PRINCIPAL, .00 IF NOT APPLICABLE

Number two decimals

PRINREMIT

TOTAL PRINCIPAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE

Number two decimals

INTREMIT

NET INTEREST REMIT, INCLUDE PAYOFF INTEREST,

Number two decimals

.00 IF NOT APPLICABLE

TOTREMIT

TOTAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE

Number two decimals

ENDSCHEDBAL

ENDING SCHEDULED BALANCE FOR SCHEDULED/SCHEDULED

Number two decimals

ENDING TRIAL BALANCE FOR ACTUAL/ACTUAL

.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF

ENDACTBAL

ENDING TRIAL BALANCE

Number two decimals

.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF

ENDDUEDATE

ENDING ACTUAL DUE DATE, NOT LAST PAID INSTALLMENT

DD-MMM-YY

ACTCODE

60 IF PAIDOFF, BLANK IF NOT APPLICABLE

Number no decimals

ACTDATE

ACTUAL PAYOFF DATE, BLANK IF NOT APPLICABLE

DD-MMM-YY

INTRATE

INTEREST RATE, REQUIRED

Number seven decimals

Example .0700000 for 7.00%

SFRATE

SERVICE FEE RATE, REQUIRED

Number seven decimals

Example .0025000 for .25%

PTRATE

PASS THRU RATE, REQUIRED

Number seven decimals

Example .0675000 for 6.75%

PIPMT

P&I CONSTANT, REQUIRED

Number two decimals

.00 IF PAIDOFF

EXHIBIT E-2

STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

Data Field	Format	Data Description
% of MI coverage	NUMBER(6,5)	The percent of coverage provided by the PMI company in the event of loss on a defaulted loan.
Actual MI claim filed date	DATE(MM/DD/YYYY)	Actual date that the claim was submitted to the PMI company.
Actual bankruptcy start date	DATE(MM/DD/YYYY)	Actual date that the bankruptcy petition is filed with the court.
Actual MI claim amount filed	NUMBER(15,2)	The amount of the claim that was filed by the servicer with the PMI company.
Actual discharge date	DATE(MM/DD/YYYY)	Actual date that the Discharge Order is entered in the bankruptcy docket.
Actual due date	DATE(MM/DD/YYYY)	Actual due date of the next outstanding payment amount due from the mortgagor.
Actual eviction complete date	DATE(MM/DD/YYYY)	Actual date that the eviction proceedings are completed by local counsel.
Actual eviction start date	DATE(MM/DD/YYYY)	Actual date that the eviction proceedings are commenced by local counsel.
Actual first legal date	DATE(MM/DD/YYYY)	Actual date that foreclosure counsel filed the first legal action as defined by state statute.
Actual redemption end date	DATE(MM/DD/YYYY)	Actual date that the foreclosure redemption period expires.
Bankruptcy chapter	VARCHAR2(2) 7= Chapter 7 filed 11= Chapter 11 filed 12= Chapter 12 filed 13= Chapter 13 filed	Chapter of bankruptcy filed.
Bankruptcy flag	VARCHAR2(2) Y=Active Bankruptcy N=No Active Bankruptcy	Servicer defined indicator that identifies that the property is an asset in an active bankruptcy case.
Bankruptcy Case Number	VARCHAR2(15)	The court assigned case number of the bankruptcy filed by a party with interest in the property.
MI claim amount paid	NUMBER(15,2)	The amount paid to the servicer by the PMI company as a result of submitting an MI claim.
MI claim funds received date	DATE(MM/DD/YYYY)	Actual date that funds were received from the PMI company as a result of transmitting an MI claim.
Current loan amount	NUMBER(10,2)	Current unpaid principal balance of the loan as of the date of reporting to Aurora Master Servicing.
Date FC sale scheduled	DATE(MM/DD/YYYY)	Date that the foreclosure sale is scheduled to be held.
Date relief/dismissal granted	DATE(MM/DD/YYYY)	Actual date that the dismissal or relief from stay order is entered by the bankruptcy court.
Date REO offer accepted	DATE(MM/DD/YYYY)	Actual date of acceptance of an REO offer.
Date REO offer received	DATE(MM/DD/YYYY)	Actual date of receipt of an REO offer.
Delinquency value	NUMBER(10,2)	Value obtained typically from a BPO prior to foreclosure referral not related to loss mitigation activity.
Delinquency value source	VARCHAR2(15) BPO= Broker’s Price Opinion Appraisal=Appraisal	Name of vendor or management company that provided the delinquency valuation amount.
Delinquency value date	DATE(MM/DD/YYYY)	Date that the delinquency valuation amount was completed by vendor or property management company.
Delinquency flag	VARCHAR2(2) Y= 90+ delinq. Not in FC, Bky or Loss mit N=Less than 90 days delinquent	Servicer defined indicator that identifies that the loan is delinquent but is not involved in loss mitigation, foreclosure, bankruptcy or REO.
Foreclosure flag	VARCHAR2(2) Y=Active foreclosure N=No active foreclosure	Servicer defined indicator that identifies that the loan is involved in foreclosure proceedings.
Corporate expense balance	NUMBER(10,2)

Total of all cumulative expenses advanced by the servicer for non-escrow expenses such as but not limited to: FC fees and costs, bankruptcy fees and costs, property preservation and property inspections.

Foreclosure attorney referral date	DATE(MM/DD/YYYY)	Actual date that the loan was referred to local counsel to begin foreclosure proceedings.
Foreclosure valuation amount	NUMBER(15,2)	Value obtained during the foreclosure process. Usually as a result of a BPO and typically used to calculate the bid.
Foreclosure valuation date	DATE(MM/DD/YYYY)	Date that foreclosure valuation amount was completed by vendor or property management company.
Foreclosure valuation source	VARCHAR2(80) BPO= Broker's Price Opinion Appraisal=Appraisal	Name of vendor or management company that provided the foreclosure valuation amount.
FHA 27011A transmitted date	DATE(MM/DD/YYYY)	Actual date that the FHA 27011A claim was submitted to HUD.
FHA 27011 B transmitted date	DATE(MM/DD/YYYY)	Actual date that the FHA 27011B claim was submitted to HUD.
VA LGC/ FHA Case number	VARCHAR2(15)

Number that is assigned individually to the loan by either HUD or VA at the time of origination.  The number is located on the Loan Guarantee Certificate (LGC) or the Mortgage Insurance Certificate (MIC).

FHA Part A funds received date	DATE(MM/DD/YYYY)	Actual date that funds were received from HUD as a result of transmitting the 27011A claim.
Foreclosure actual sale date	DATE(MM/DD/YYYY)	Actual date that the foreclosure sale was held.
Servicer loan number	VARCHAR2(15)	Individual number that uniquely identifies loan as defined by servicer.
Loan type	VARCHAR2(2) 1=FHA Residential 2=VA Residential 3=Conventional w/o PMI 4=Commercial 5=FHA Project 6=Conventional w/PMI 7=HUD 235/265 8=Daily Simple Interest Loan 9=Farm Loan U=Unknown S=Sub prime	Type of loan being serviced generally defined by the existence of certain types of insurance. (i.e.: FHA, VA, conventional insured, conventional uninsured, SBA, etc.)
Loss mit approval date	DATE(MM/DD/YYYY)	The date determined that the servicer and mortgagor agree to pursue a defined loss mitigation alternative.
Loss mit flag	VARCHAR2(2) Y= Active loss mitigation N=No active loss mitigation	Servicer defined indicator that identifies that the loan is involved in completing a loss mitigation alternative.
Loss mit removal date	DATE(MM/DD/YYYY)	The date that the mortgagor is denied loss mitigation alternatives or the date that the loss mitigation alternative is completed resulting in a current or liquidated loan.
Loss mit type	VARCHAR2(2) L= Loss Mitigation LT=Litigation pending NP=Pending non-performing sale CH= Charge off DI= Deed in lieu FB= Forbearance plan MO=Modification PC=Partial claim SH=Short sale VA=VA refunding	The defined loss mitigation alternative identified on the loss mit approval date.
Loss mit value	NUMBER(10,2)	Value obtained typically from a BPO prior to foreclosure sale intended to aid in the completion of loss mitigation activity.
Loss mit value date	DATE(MM/DD/YYYY)	Name of vendor or management company that provided the loss mitigation valuation amount.
Loss mit value source	VARCHAR2(15) BPO= Broker's Price Opinion Appraisal=Appraisal	Date that the lost mitigation valuation amount was completed by vendor or property management company.
MI certificate number	VARCHAR2(15)	A number that is assigned individually to the loan by the PMI company at the time of origination. Similar to the VA LGC/FHA Case Number in purpose.
LPMI Cost	NUMBER(7,7)	The current premium paid to the PMI company for Lender Paid Mortgage Insurance.
Occupancy status	VARCHAR2(1) O=Owner occupied T=Tenant occupied U=Unknown V=Vacant	The most recent status of the property regarding who if anyone is occupying the property. Typically a result of a routine property inspection.
First Vacancy date/ Occupancy status date	DATE(MM/DD/YYYY)	The date that the most recent occupancy status was determined. Typically the date of the most recent property inspection.
Original loan amount	NUMBER(10,2)	Amount of the contractual obligations (i.e.: note and mortgage/deed of trust).
Original value amount	NUMBER(10,2)	Appraised value of property as of origination typically determined through the appraisal process.
Origination date	DATE(MM/DD/YYYY)	Date that the contractual obligations (i.e.: note and mortgage/deed of trust) of the mortgagor was executed.
FHA Part B funds received date	DATE(MM/DD/YYYY)	Actual date that funds were received fro HUD as a result of transmitting the 27011B claim.
Post petition due date	DATE(MM/DD/YYYY)	The post petition due date of a loan involved in a chapter 13 bankruptcy.
Property condition	VARCHAR2(2) 1= Excellent 2=Good 3=Average 4=Fair 5=Poor 6=Very poor	Physical condition of the property as most recently reported to the servicer by vendor or property management company.
Property type

VARCHAR2(2)          1=Single family                 2=Town house

3=Condo                     4=Multifamily                    5=Other

6=Prefabricated          B=Commercial                   C=Land only

7=Mobile home          U=Unknown                      D=Farm

A=Church                   P=PUD                              R=Row house

O=Co-op                     M=Manufactured housing     24= 2-4 family

CT=Condotel              MU=Mixed use

Type of property secured by mortgage such as: single family, 2-4 unit, etc.
Reason for default

VARCHAR2(3)      001=Death of principal mtgr

02=Illness of principal mtgr        003=Illness of mtgr’s family member     004=Death of mtgr’s family member   005=Marital difficulties

006=Curtailment of income                  007=Excessive obligations

008=Abandonment of property             009=Distant employee transfer

011=Property problem                          012=Inability to sell property

013=Inability to rent property               014=Military service

015=Other                                             016=Unemployment

017=Business failure                            019=Casualty loss

022=Energy-Environment costs           023= Servicing problems

     026= Payment adjustment               027=Payment dispute

     029=Transfer ownership pending    030=Fraud

     031=Unable to contact borrower     INC=Incarceration

Cause of delinquency as identified by mortgagor.
REO repaired value	NUMBER(10,2)	The projected value of the property that is adjusted from the "as is" value assuming necessary repairs have been made to the property as determined by the vendor/property management company.
REO list price adjustment amount	NUMBER(15,2)	The most recent listing/pricing amount as updated by the servicer for REO properties.
REO list price adjustment date	DATE(MM/DD/YYYY)	The most recent date that the servicer advised the agent to make an adjustment to the REO listing price.
REO value (as is)	NUMBER(10,2)	The value of the property without making any repairs as determined by the vendor/property management company.
REO actual closing date	DATE(MM/DD/YYYY)	The actual date that the sale of the REO property closed escrow.
REO flag	VARCHAR2(7) Y=Active REO N=No active REO	Servicer defined indicator that identifies that the property is now Real Estate Owned.
REO original list date	DATE(MM/DD/YYYY)	The initial/first date that the property was listed with an agent as an REO.
REO original list price	NUMBER(15,2)	The initial/first price that was used to list the property with an agent as an REO.
REO net sales proceeds	NUMBER(10,2)	The actual REO sales price less closing costs paid. The net sales proceeds are identified within the HUD1 settlement statement.
REO sales price	NUMBER(10,2)	Actual sales price agreed upon by both the purchaser and servicer as documented on the HUD1 settlement statement.
REO scheduled close date	DATE(MM/DD/YYYY)	The date that the sale of the REO property is scheduled to close escrow.
REO value date	DATE(MM/DD/YYYY)	Date that the vendor or management company completed the valuation of the property resulting in the REO value (as is).
REO value source	VARCHAR2(15) BPO= Broker’s Price Opinion Appraisal=Appraisal	Name of vendor or management company that provided the REO value (as is).
Repay first due date	DATE(MM/DD/YYYY)	The due date of the first scheduled payment due under a forbearance or repayment plan agreed to by both the mortgagor and servicer.
Repay next due date	DATE(MM/DD/YYYY)	The due date of the next outstanding payment due under a forbearance or repayment plan agreed to by both the mortgagor and servicer.
Repay plan broken/reinstated/closed date	DATE(MM/DD/YYYY)	The servicer defined date upon which the servicer considers that the plan is no longer in effect as a result of plan completion or mortgagor's failure to remit payments as scheduled.
Repay plan created date	DATE(MM/DD/YYYY)	The date that both the mortgagor and servicer agree to the terms of a forbearance or repayment plan.
SBO loan number	NUMBER(9)	Individual number that uniquely identifies loan as defined by Aurora Master Servicing.
Escrow balance/advance balance	NUMBER(10,2)	The positive or negative account balance that is dedicated to payment of hazard insurance, property taxes, MI, etc. (escrow items only)
Title approval letter received date	DATE(MM/DD/YYYY)	The actual date that the title approval was received as set forth in the HUD title approval letter.
Title package HUD/VA date	DATE(MM/DD/YYYY)	The actual date that the title package was submitted to either HUD or VA.
VA claim funds received date	DATE(MM/DD/YYYY)	The actual date that funds were received by the servicer from the VA for the expense claim submitted by the servicer.
VA claim submitted date	DATE(MM/DD/YYYY)	The actual date that the expense claim was submitted by the servicer to the VA.
VA first funds received amount	NUMBER(15,2)	The amount of funds received by the servicer from VA as a result of the specified bid.
VA first funds received date	DATE(MM/DD/YYYY)	The date that the funds from the specified bid were received by the servicer from the VA.
VA NOE submitted date	DATE(MM/DD/YYYY)	Actual date that the Notice of Election to Convey was submitted to the VA.
Zip Code	VARCHAR2(5)	US postal zip code that corresponds to property location.
FNMA Delinquency status code

VARCHAR2(3)          09=Forbearance                17=Preforeclosure sale

24=Drug seizure          26=Refinance                   27=Assumption

28=Modification         29=Charge-off                  30=Third-party sale

31=Probate                  32=Military indulgence    43=Foreclosure

44=Deed-in-lieu          49=Assignment                 61=Second lien considerations

62=VA no-bid             63=VA Refund                 64=VA Buydown

65=Ch. 7 bankruptcy   66=Ch. 11 bankruptcy   67=Ch. 13 bankruptcy

The code that is electronically reported to FNMA by the servicer that reflects the current defaulted status of a loan. (i.e.: 65, 67, 43 or 44)
FNMA delinquency reason code

VARCHAR2(3)

001=Death of principal mtgr

002=Illness of principal mtgr    003=Illness of mtgr’s family member

004=Death of mtgr’s family member   005=Marital difficulties

006=Curtailment of income                  007=Excessive obligations

008=Abandonment of property     009=Distant employee transfer

011=Property problem                  012=Inability to sell property          013=Inability to rent property       014=Military service

015=Other                                     016=Unemployment

017=Business failure                    019=Casualty loss

022=Energy-Environment costs   023= Servicing problems

026= Payment adjustment            027=Payment dispute

029=Transfer ownership pending     030=Fraud

031=Unable to contact borrower  INC=Incarceration

The code that is electronically reported to FNMA by the servicer that describes the circumstance that appears to be the primary contributing factor to the delinquency.
Suspense balance	NUMBER(10,2)	Money submitted to the servicer, credited to the mortgagor's account but not allocated to principal, interest, escrow, etc.
Restricted escrow balance	NUMBER(10,2)	Money held in escrow by the mortgage company through completion of repairs to property.
Investor number	NUMBER (10,2)	Unique number assigned to a group of loans in the servicing system.

EXHIBIT F

LMT 2006-4 Trust Agreement

EXHIBIT G

TRANSACTION PARTIES

Trustee:  Citibank, N.A.

Securities Administrator:  N/A.

Master Servicer:  Aurora Loan Services LLC

Credit Risk Manager:  N/A.

PMI Insurer(s):  N/A.

Interest Rate Swap Counterparty:  N/A.

Interest Rate Cap Counterparty:  Lehman Brothers Special Financing Inc.

Servicer(s):  SunTrust Mortgage, Inc.

, Aurora Loan Services LLC, Countrywide Home Loans Servicing LP, IndyMac Bank, F.S.B. and Wells Fargo Bank, N.A.

Originator(s):  IndyMac Bank, F.S.B., Aurora Loan Services LLC, Countrywide Home Loans, Inc., SunTrust Mortgage, Inc. and Wells Fargo Bank, N.A.

Custodian(s):  U.S. Bank National Association, LaSalle Bank National Association, Deutsche Bank National Trust Company and Wells Fargo Bank, N.A.

Seller:  Lehman Brothers Holdings, Inc.

EXHIBIT H

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the applicable criteria identified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

 Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.